UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 3, 2009
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, AZ	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
       (e) As previously disclosed, on May 7, 2009, the Compensation Committee of the Board of Directors of Matrixx Initiatives, Inc. (the “Company”) approved the fiscal year 2010 compensation plan (the “2010 Plan”) for its executive officers, which included retention and incentive components, payable in cash and restricted stock. See the Company’s Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2009 for additional information regarding the 2010 Plan.
     In light of recent developments associated with the Food and Drug Administration’s June 16, 2009 warning letter (the “Warning Letter”) and the Company’s voluntary withdrawal of Zicam Cold Remedy Swabs and Zicam Cold Remedy Nasal Gel products (see the Company’s Reports on Form 8-K filed with the SEC on June 16, 17, 19 and 23, July 2 and September 2, 2009), the Compensation Committee determined that the 2010 Plan no longer functions as an effective retention or incentive program. As a result, on September 3, 2009 the Compensation Committee terminated the 2010 Plan and approved a new 2010 Plan (the “New 2010 Plan”) for the Company’s executive officers, including the following “named executive officers” included in the Company’s proxy statement relating to its August 26, 2009 annual meeting of shareholders (the “Named Executive Officers”): William J. Hemelt; Samuel C. Cowley; Timothy L. Clarot; and James Marini.
     Like the 2010 Plan, the New 2010 Plan includes retention and incentive components and the award opportunities under each Plan are of equal value; however, awards under the New 2010 Plan will be payable solely in cash (versus cash and restricted stock under the 2010 Plan). Each component of the New 2010 Plan is described below.
     Retention Component. The award potential for each Named Executive Officer under the retention component of the New 2010 Plan is 100% of such officer’s base salary as of September 2, 2009. Pursuant to an Executive Retention Agreement between the Company and each Named Executive Officer, to be entered into in September 2009, the Company will contribute an amount equal to 100% of each Named Executive Officer’s base salary into an employee grantor trust. The amount in each Named Executive Officer’s trust account will be paid from the trust to such officer on April 1, 2010 if the officer remains employed by the Company through such date. If a Named Executive Officer voluntarily terminates his employment with the Company prior to April 1, 2010 without “good reason” (as defined) or if the Company terminates the Named Executive Officer’s employment for “cause” (as defined), the retention award will be forfeited. If the Named Executive Officer’s employment with the Company is terminated prior to April 1, 2010 for any other reason, the retention award will be paid to the officer (or his beneficiary) as of the date of termination of employment with the Company.
     Incentive Component. The incentive component of the New 2010 Plan is based on the Company’s achievement of specified revenue levels. If the Company achieves a specified target revenue level (the “First Target Revenue Level”), each Named Executive Officer will receive the following cash incentive payment (expressed as a percentage of the officer’s base salary as of September 2, 2009): Mr. Hemelt – (50%); Mr. Cowley – (40%); Mr. Clarot – (30%); and Mr. Marini – (30%). If the Company achieves a revenue level between the First Target Revenue Level and another, higher specified target revenue level (the “Second Target Revenue Level”), the Named Executive Officers will receive no additional incentive payments. If the Company exceeds the Second Target Revenue Level, then the incentive award expressed as a percentage of each Named Executive Officer’s base salary will increase proportionately up to a maximum of 100% for Mr. Hemelt, 80% for Mr. Cowley and 60% for each of Mr. Clarot and Mr. Marini.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
President and Chief Executive Officer

Date: September 10, 2009

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